UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

May 8, 2014

Date of Report (Date of earliest event reported)

___________________________________________________________

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 8.01 Other Events

On May 8, 2014, we announced that we had entered into a Settlement Agreement with Ranbaxy Inc. (“Ranbaxy”) to settle our patent infringement action pending in the United States District Court for the District of Delaware. In the suit, we alleged that a generic Oxycodone product for which Ranbaxy is seeking approval to market in the United States pursuant to an Abbreviated New Drug Application (ANDA) filed with the Food & Drug Administration infringes U.S. patents owned by us. The Settlement Agreement provides that Ranbaxy’s current generic Oxycodone product that is the subject of its ANDA filing does not infringe our Orange Book listed patents with the FDA. We have not provided Ranbaxy a license to our patents and we may re-commence patent infringement litigation against Ranbaxy if Ranbaxy changes the formulation of its current generic Oxycodone product.

A press release announcing a settlement of the patent litigation with Ranbaxy, Inc is attached hereto and filed as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated May 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: May 8, 2014

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated May 8, 2014